Exhibit 99.1

NEWS RELEASE
October 02, 2020  Contact: Peter D. Thompson, EVP and CFO
FOR IMMEDIATE RELEASE                   (301) 429-4638
Washington, DC
Urban One, Inc. Announces Exchange Offer and Consent Solicitation for Outstanding7.375% Senior Secured Notes due 2022

Washington, DC: - Urban One, Inc. (“Urban One” or the “Company”) (NASDAQ: UONEK and UONE) today announced that it has commenced a private offer to certain eligible noteholders described below to exchange (the “Exchange Offer”) any and all of its outstanding $350.0 million aggregate principal amount of 7.375% Senior Secured Notes due 2022 (CUSIP No. 75040PAS7 and U74935AF1, ISINs US75040PAS74 and USU74935AF19) (the “Existing Notes”) for newly issued 8.75% Senior Secured Notes due 2022 (the “New Notes”), upon the terms and conditions set forth in the Offering Memorandum and Consent Solicitation Statement (the “Offering Memorandum”) dated October 2, 2020. Holders of approximately $260.7 million principal amount of Old Notes, or 74.5% of the principal amount of Old Notes, have agreed to participate in the Exchange Offer, subject to customary conditions.
The New Notes are being offered to provide the Company with additional financial flexibility by replacing the Existing Notes which are validly tendered and accepted for exchange with New Notes that mature eight months after the Existing Notes are scheduled to mature.
In connection with the Exchange Offer, the Company will also enter into an amendment to certain terms of its Unsecured Term Loan, dated December 4, 2018, by and among the Company, the Lenders party thereto from time to time and Wilmington Trust, National Association, as Administrative Agent (the “Unsecured Term Loan”), including the extension of the maturity date of the Unsecured Term Loan by 90 days which maturity is more than 90 days after the maturity date of the New Notes.
Eligible holders who validly tender and do not validly withdraw their Existing Notes in the Exchange Offer prior to 5:00 p.m., New York City time, on October 16, 2020, unless extended (such time and date as it may be extended, the “Early Tender Date”) and that are accepted for exchange will receive $1,000 in principal amount of New Notes plus $10.00 in cash per $1,000 principal amount of Existing Notes. For any Existing Notes validly tendered after the Early Tender Date but before 11:59 p.m., New York City time, on October 30, 2020, unless extended (such time and date as it may be extended, the “Expiration Date”) and that are accepted for exchange, eligible holders will receive $1,000 in principal amount of New Notes plus $5.00 in cash per $1,000 principal amount of Existing Notes. Eligible holders who validly tender and do not validly withdraw their Existing Notes will also receive accrued and unpaid interest in cash on their Existing Notes accepted for exchange to, but not including, the settlement date for the Exchange Offer.
The New Notes will be will be secured (i) on a first priority basis by substantially all of the Company’s and certain subsidiary guarantors’ current and future property and assets other than certain property and assets securing the Company’s asset-backed revolving credit facility (such property and assets, “ABL Priority Collateral”) and (ii) on a second priority basis by the ABL Priority Collateral. The New Notes will mature on December 15, 2022.
In conjunction with the Exchange Offer, Urban One, Inc. is soliciting consents from holders of Existing Notes (the “Consent Solicitation”) to (i) eliminate substantially all of the restrictive covenants, certain affirmative covenants and certain events of default contained in the indenture governing the Existing Notes and (ii) enter into a new intercreditor agreement pursuant to which all collateral proceeds received by the collateral agent of the Existing Notes will be paid to the collateral agent of the New Notes to the extent of the outstanding balance of the Existing Notes. As a result of that intercreditor agreement, the New Notes will have priority over the Old Notes with respect to collateral proceeds.  The Exchange Offer is conditioned upon the receipt of consents from the holders of at least 90% (such percentage, as it may be modified or waived by the Company, the “minimum tender condition”), pursuant to the Consent Solicitation and certain other conditions. Holders who tender their Existing Notes in the Exchange Offer must also, and will be deemed to, deliver their consents with respect to such Existing Notes pursuant to the Consent Solicitation.

Tenders of Old Notes in the Exchange Offer may be validly withdrawn at any time prior to 5:00 p.m., New York City time, on October 30, 2020, unless extended (as it may be extended, the “Withdrawal Deadline”). Old Notes (including Old Notes tendered after the Withdrawal Deadline) may not be withdrawn from the Exchange Offer and the related Consent Solicitation may not be revoked from the Consent Solicitation after the Withdrawal Deadline, subject to applicable law.
Available Documents and Other Details

This press release does not constitute an offer to purchase any securities or a solicitation of an offer to sell any securities. The Exchange Offer is being made only pursuant to the Offering Memorandum and only to such persons and in such jurisdictions as was permitted under applicable law and is for informational purposes only.
Only noteholders who complete and return an eligibility form confirming that they are either a “qualified institutional buyer” under Rule 144A, institutional accredited investors, as defined in SEC Rule 501(a)(1), (2), (3) and (7), or a non-U.S. person under Regulation S who is a “non-U.S. qualified offeree” (as defined in the eligibility form) for purposes of applicable securities laws are eligible to participate in the Exchange Offer and Consent Solicitation. Non-U.S. persons may also be subject to additional eligibility criteria. Only holders of Existing Notes who certify that they satisfy one of the foregoing conditions are eligible to participate in the Exchange Offer. Persons who are not eligible holders may not receive and review the Offering Memorandum nor may they participate in the Exchange Offer.
The complete terms and conditions of the Exchange Offer and Consent Solicitation are set forth in the Offering Memorandum. This press release is for informational purposes only and is neither an offer to sell nor a solicitation of an offer to purchase the New Notes nor a solicitation of any consents in the Consent Solicitation. The Exchange Offer and Consent Solicitation are only being made pursuant to the Offering Memorandum, and this press release is qualified by reference to, the Offering Memorandum. The Exchange Offer is not being made to holders of Existing Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.
The New Notes will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any other applicable securities laws and, unless so registered, the New Notes may not be offered, sold, pledged or otherwise transferred within the United States or to or for the account of any U.S. person, except pursuant to an exemption from the registration requirements thereof.
Noteholders who desire to complete an eligibility form should either visit the website for this purpose at www.dfking.com/urbanone or request instructions by sending an e-mail to urban1@dfking.com or calling D.F. King & Co., Inc., the information agent for the Exchange Offer and Consent Solicitation, at 866-829-0135 or emailing urban1@dfking.com.

About Urban One

Urban One, Inc. (urban1.com), together with its subsidiaries, is the largest diversified media company that primarily targets Black Americans and urban consumers in the United States. The Company owns TV One, LLC (tvone.tv), a television network serving more than 59 million households, offering a broad range of original programming, classic series and movies designed to entertain, inform and inspire a diverse audience of adult Black viewers. As of June 2020, Urban One currently owns and/or operates 61 broadcast stations (including all HD stations, translator stations and the low power television stations we operate) branded under the tradename “Radio One” in 14 urban markets in the United States. Through its controlling interest in Reach Media, Inc. (blackamericaweb.com), the Company also operates syndicated programming including the Rickey Smiley Morning Show, the Russ Parr Morning Show and the DL Hughley Show. In addition to its radio and television broadcast assets, Urban One owns iOne Digital (ionedigital.com), our wholly owned digital platform serving the African-American community through social content, news, information, and entertainment websites, including its Cassius, Bossip, HipHopWired and MadameNoire digital platforms and brands. We also have invested in a minority ownership interest in MGM National Harbor, a gaming resort located in Prince George’s County, Maryland. Through our national multi-media operations, we provide advertisers with a unique and powerful delivery mechanism to the African-American and urban audiences.

Forward-Looking Statements
Forward-looking statements in this press release regarding the Exchange Offer and all other statements that are not historical facts, are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on assumptions believed by the Company to be reasonable and speak only as of the date on which such statements are made. Without limiting the generality of the foregoing, words such as “expect,” “believe,” “anticipate,” “intend,” “plan,” “project,” “will” or “estimate,” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. Except as required by law, the Company undertakes no obligation to update such statements to reflect events or circumstances arising after such date and cautions investors not to place undue reliance on any such forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those described in the statements based on a number of factors, including but not limited to the following: the extent of the impact of the COVID-19 global pandemic or any other epidemic, disease outbreak, or public health emergency, including the duration, spread, severity, and any recurrence of the COVID-19 pandemic, the duration and scope of related government orders and restrictions, the impact on our employees, economic, public health, and political conditions that impact consumer confidence and spending, including the impact of COVID-19 and other health epidemics or pandemics on the global economy; the rapidly evolving nature of the COVID-19 pandemic and related containment measures, including changes in unemployment rate; the impact of political protests and curfews imposed by state and local governments; the cost and availability of capital or credit facility borrowings; the ability to obtain equity financing; general market conditions; the adequacy of cash flows or available debt resources to fund operations; and other risk factors described from time to time in the Company’s Form 10-K, Form 10-Q, and Form 8-K reports (including all amendments to those reports).